Exhibit 10.2

SPECIAL POWER OF ATTORNEY

I, Vikram Grover, CEO of Himalaya Technologies, Inc., domiciled at 1 E Erie St, Ste 525 Unit #2420, Chicago, Illinois 60611, hereby appoint David St. James of 3395 S Jones Blvd #169, Las Vegas, Nevada 89146, as our attorney-in-fact (“Agent”) to exercise the powers and discretions described below.

This Power of Attorney is revoked and shall not be effective if I am incapacitated.

Our Agent shall have full power and authority to act on our behalf but only to the extent permitted by this Special Power of Attorney. Our Agent’s powers shall include the power to:

1. Sell or convey any interest of mine in real estate located at:

Ranken Energy Corporation

Edmond, Oklahoma

and legally described on the attached Exhibit.

This power shall include the power to (i) sell upon such terms as our Agent shall deem appropriate, subject to the limitations (if any) stated above, (ii) sign any documents (including deeds) that may be required to convey title to such property (including changing tenancy regarding right of survivorship), and (iii) collect and receive the proceeds from any such sale.

2. Sell or convey Ranken Energy Corporation.

This power shall include the power to (i) sign contracts of sale and documents to transfer title (including bills of sale), and (ii) accept a security interest for any unpaid portion of the purchase price.

3. Prepare, sign, and file documents with any governmental body or agency, including, but not limited to, authorization to:

a. Obtain information or documents from any government or its agencies, and represent me in all tax matters, including the authority to negotiate, compromise, or settle any matter with such government or agency.

b. Prepare applications, provide information, and perform any other act reasonably requested by any government or its agencies in connection with governmental benefits (including medical, military and social security benefits), and to appoint anyone, including our Agent, to act as our “Representative Payee” for the purpose of receiving Social Security benefits.

4. Act on our behalf with respect to the following matters:

- Employ professional and business advisors as may be appropriate, including attorneys, accountants, and real estate agents.

- Sale of ownership interests in Ranken Energy Corporation

I hereby grant to our Agent the full right, power, and authority to do every act, deed, and thing necessary or advisable to be done regarding the above powers, as fully as I could do if personally present and acting.

Any power or authority granted to our Agent under this document shall be limited, to the extent necessary, to prevent this Power of Attorney from causing, (i) our income to be taxable to our Agent, (ii) our assets to be subject to a general power of appointment by our Agent, or (iii) our Agent to have any incidents of ownership with respect to any life insurance policies that I may own on the life of our Agent.

Our Agent shall not be liable for any loss that results from a judgment error that was made in good faith. However, our Agent shall be liable for willful misconduct or the failure to act in good faith while acting under the authority of this Power of Attorney. An Agent is not liable for the actions of another Agent, including a Co-Agent or Predecessor Agent, unless the Agent participates in or conceals a breach of fiduciary duty committed by the other Agent. An Agent who has knowledge of a breach or imminent breach of fiduciary duty by another Agent must notify me and, if I am incapacitated, take whatever actions may be reasonably appropriate in the circumstances to safeguard our best interest.

No person who relies in good faith on the authority of our Agent under this instrument shall incur any liability to me, our estate or our personal representative. I authorize our Agent to indemnify and hold harmless any third party who accepts and acts under this document.

If any part of any provision of this instrument shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this instrument.

Our Agent shall be entitled to reasonable compensation for any services provided as our Agent. Our Agent shall be entitled to reimbursement of all reasonable expenses incurred as a result of carrying out any provision of this Power of Attorney.

Our Agent shall have the right by written instrument to delegate any or all of the foregoing powers involving discretionary decision-making to any person or persons whom our Agent may select, but such delegation may be amended or revoked by any Agent (including any Successor) named by me who is acting under this Power of Attorney at the time of reference.

Our Agent shall provide an accounting for all funds handled and all acts performed as our Agent as required under state law or upon our request or the request of any authorized personal representative, fiduciary or court of record acting on our behalf.

This Power of Attorney shall become effective immediately. This Power of Attorney shall continue effective until December 31, 2022 or until I lack sufficient mental competence to understand and handle our financial and personal affairs. This Power of Attorney may be revoked by me at any time by providing written notice to our Agent.

[SIGNATURE PAGE FOLLOWS]

Dated November 8, 2022 at Chicago, Illinois.

Vikram Grover

CEO

Himalaya Technologies, Inc.

Witness Signature:
Name:
City:
State:

WITNESS ATTESTATION

The undersigned witness certifies that Himalaya Technologies, Inc., known to me to be the same person whose name is subscribed as Principal to the foregoing Power of Attorney, appeared before me and the notary public and acknowledged signing and delivering the instrument as the free and voluntary act of the Principal, for the uses and purposes therein set forth. I believe him or her to be of sound mind and memory. The undersigned witness also certifies that the witness is not: (a) the attending physician or mental health service provider or a relative of the physician or provider; (b) an owner, operator, or relative of an owner or operator of a health care facility in which the Principal is a patient or resident; (c) a parent, sibling, descendant, or any spouse of such parent, sibling, or descendant of either the Principal or any Agent or Successor Agent under the foregoing Power of Attorney, whether such relationship is by blood, marriage, or adoption; or (d) an Agent or Successor Agent under the foregoing Power of Attorney.

Dated: _____________

___________________________________

Notice to Person Executing Power of Attorney:

A Power of Attorney is an important legal document. By signing the Power of Attorney, you are authorizing another person to act for you, the principal. Before you sign this Power of Attorney, you should know these important facts:

Your Agent (attorney-in-fact) has no duty to act unless you and your Agent agree otherwise in writing.

This document gives your Agent the powers to manage, dispose of, sell and convey your real and personal property, and to use your property as security if your Agent borrows money on your behalf, unless you provide otherwise in this Power of Attorney.

Your Agent will have the right to receive reasonable payment for services provided under this Power of Attorney unless you provide otherwise in this Power of Attorney.

The powers you give your Agent will continue to exist for your entire lifetime, unless you state that the Power of Attorney will last for a shorter period of time or unless you otherwise terminate the Power of Attorney. The powers you give your Agent in this Power of Attorney will continue to exist even if you can no longer make your own decisions respecting the management of your property, unless you provide otherwise in this Power of Attorney.

You can change or correct the terms of this Power of Attorney only by executing a new Power of Attorney, or by executing an amendment through the same formalities as an original. You have the right to revoke or terminate this Power of Attorney at any time, so long as you are competent.

This Power of Attorney must be dated and must be acknowledged before a notary public and at least one witness. If the Power of Attorney is signed by two witnesses, the witnesses must be mentally competent and they must witness the principal’s signing of the Power of Attorney or (2) the principal’s signing or acknowledgment of his or her signature. A Power of Attorney that may affect real property should be acknowledged before a notary public so that it may easily be recorded.

You should read this Power of Attorney carefully. When effective, this Power of Attorney will give your Agent the right to deal with property that you now have or might acquire in the future. The Power of Attorney is important to you. If you do not understand the Power of Attorney, or any provision of it, then you should obtain the assistance of an attorney or other qualified person.

Notice to Agent:

When you accept the authority granted under this Power of Attorney a special legal relationship, known as agency, is created between you and the Principal. Agency imposes upon you duties until you resign or the Power of Attorney is terminated or revoked. As Agent you must:

(1)	do what you know the Principal reasonably expects you to do with the Principal’s property;
(2)	act in good faith for the best interest of the Principal, using due care, competence, and diligence;
(3)	keep a complete and detailed record of all receipts, disbursements, and significant actions conducted for the Principal;
(4)	attempt to preserve the Principal’s estate plan, to the extent actually known by the Agent, if preserving the plan is consistent with the Principal’s best interest; and
(5)	cooperate with a person who has authority to make health care decisions for the Principal to carry out the Principal’s reasonable expectations to the extent actually in the Principal’s best interest.

As Agent you must not do the following:

(1)	act so as to create a conflict of interest that is inconsistent with the other principles in this Notice to Agent;
(2)	do any act beyond the authority granted in this Power of Attorney;
(3)	commingle the Principal’s funds with your funds;
(4)	borrow funds or other property from the Principal, unless otherwise authorized;
(5)	continue acting on behalf of the Principal if you learn of any event that terminates this Power of Attorney or your authority under this Power of Attorney, such as the death of the Principal, your legal separation from the Principal, or the dissolution of your marriage to the Principal.

If you have special skills or expertise, you must use those special skills and expertise when acting for the Principal. You must disclose your identity as an Agent whenever you act for the Principal by writing or printing the name of the Principal and signing your own name “as Agent” in the following manner: “(Principal’s Name) by (Your Name) as Agent”.

The meaning of the powers granted to you is contained in Section 3-4 of the Illinois Power of Attorney Act, which is incorporated by reference into the body of this Power of Attorney.

If you violate your duties as Agent or act outside the authority granted to you, you may be liable for any damages, including attorney’s fees and costs, caused by your violation.

If there is anything about this document or your duties that you do not understand, you should seek legal advice from an attorney.

I have read the foregoing notice and I understand the legal and fiduciary duties that I assume by acting or agreeing to act as the Agent (attorney-in-fact) under the terms of this Power of Attorney.

Date:

Signed:

David St. James

This document was prepared by:

Vikram Grover